EXHIBIT 1.2

[English Translation]

MILLEA HOLDINGS, INC.

SHARE HANDLING REGULATIONS

Chapter I. General Provisions

(Object)

     Article 1. These Regulations shall, under the provisions of the Articles of Incorporation, provide for the denominations of the share certificates of the Company, the handling of its shares and fractional shares, and the fees therefor; provided, however, that the handling of its shares relating to beneficial shareholders shall be governed by the Japan Securities Depository Center (the “Center”), as well as by these Regulations.

(Transfer agent)

     Article 2. The Transfer Agent for the Company’s shares and fractional shares, and its place of business and transmitting offices, shall be as follows:

     Transfer agent:

The Mitsubishi Trust and Banking Corporation 4-5 Marunouchi 1-chome, Chiyoda-ku, Tokyo

     Its place of business:

The Mitsubishi Trust and Banking Corporation Stock Transfer Agency Division 4-5 Marunouchi 1-chome, Chiyoda-ku, Tokyo

     Its transmitting offices:

Branch offices throughout Japan of The Mitsubishi Trust and Banking Corporation

(Denominations of share certificates)

     Article 3. The Company shall issue share certificates in three (3) denominations of one (1), ten (10) and one hundred (100) shares; provided, however, that the Company may issue share certificates of a denomination other than the three (3) aforementioned if necessary.

(Method of application, notification, etc.)

     Article 4. Any request, notification or application under these Regulations shall be made or given in the form stipulated by the Company and shall bear the seal impression required by the provisions of Article 16 hereunder.

     2.     In case any request, notification or application under the preceding paragraph requires the consent of a guardian or aide, a document evidencing the consent shall be submitted.

     3.     In case any request, notification or application under paragraph 1 is made or given by proxy, a document evidencing the power of representation shall be submitted.

(Certification)

     Article 5. In case the Company deems it necessary, the Company may require a certification document to be submitted.

Chapter II. Registration of Transfer

(Registration of transfer by assignment)

     Article 6. In the case of a request for the registration of a transfer of shares acquired through assignment, the request in the prescribed form shall be submitted together with the share certificates concerned.

(Registration of transfer for reasons other than assignment)

     Article 7. In the case of a request for the registration of a transfer of shares acquired through inheritance or corporate merger or as a result of any other cause other than assignment, the request in the prescribed form shall be submitted, together with the share certificates concerned and documentation evidencing such cause of transfer; provided, however, that no submission of share certificates shall be required if the share certificates have not been issued.

(Registration of transfer in cases specifically provided for in laws or ordinances)

     Article 8. In case any specific procedure is required to be followed under laws or ordinances with respect to the transfer of shares mentioned in the two preceding Articles, a request in the prescribed form shall be submitted, together with the share certificates concerned and documentation evidencing the completion of such procedure.

(Registration of fractional shares)

     Article 9. In the case of a request for an amendment of the register of holders of fractional shares, the provisions of Article 7 hereof shall apply.

Chapter III. Register of Beneficial Shareholders

(Entries in the register of beneficial shareholders)

     Article 10. Entries in the register of beneficial shareholders shall be made on the basis of notices from the Center relating to beneficial shareholders as well as on the basis of the beneficial shareholder cards prescribed by the Center.

(Aggregation)

     Article 11. If a shareholder appearing on the register of shareholders and a beneficial shareholder appearing on the register of beneficial shareholders are considered to be the same person based on their addresses and names, the respective numbers of shares in the register of shareholders and the register of beneficial shareholders shall be added together for the purpose of the exercise of rights as a shareholder.

Chapter IV. Pledges and Trusts

(Registration, assignment and cancellation of pledges)

     Article 12. In the case of a request for the registration of a pledge on shares or for the assignment or cancellation thereof, the application in the prescribed form and containing the required seal impressions of the pledgor and the pledgee shall be filed together with the share certificates concerned.

(Indication of trust property and cancellation thereof)

     Article 13. In the case of a request for the indication of trust property in respect of shares or for the cancellation thereof, the application in the prescribed form shall be submitted together with the share certificates concerned by the trustor or the trustee.

Chapter V. Non-Possession of Share Certificates

(Application for non-possession of share certificates)

     Article 14. In the case of an application not to possess share certificates, an application in the prescribed form shall be filed together with the share certificates concerned; provided, however, that no submission of share certificates shall be required if the share certificates have not been issued.

(Request for issue of share certificates not in possession)

     Article 15. In the case of a request for the issue of share certificates for which the shareholder has issued a notice of non-possession of share certificates, the request shall be submitted in the prescribed form.

Chapter VI. Various Notifications

(Notification of addresses, names and seal impressions)

     Article 16. Shareholders, beneficial shareholders, registered pledgees or their legal representatives shall file notification of their addresses, names and seal impressions in the prescribed form. Non-Japanese persons may, however, substitute a specimen signature for the seal impression.

     2.     In the case of any change in the matters set forth in the preceding paragraph, notification thereof shall be filed.

(Notifications by non-resident shareholders, etc.)

     Article 17. Shareholders, beneficial shareholders, registered pledgees or their legal representatives residing in foreign countries shall appoint standing proxy in Japan or designate a place to receive notices in Japan and shall file notification thereof in the prescribed form in addition to complying with the provisions of Article 16 hereof.

     2.     The provisions of Article 16 hereof shall apply to the standing proxy.

(Representative of a corporation)

     Article 18. In the case where a shareholder, beneficial shareholder or registered pledgee is a corporation, a representative shall be appointed and notification thereof shall be filed in the prescribed form.

     2.     In the case of a change in such representative, a certified extract from the corporate register or certification evidencing matters which are required to be registered in the corporate register shall also be filed in the prescribed form.

(Representative of entities with no legal capacity)

     Article 19. In the case where a shareholder, beneficial shareholder or registered pledgee is an entity with no legal capacity, a representative shall be appointed and notification thereof shall be filed in the prescribed form.

     2.     In the case of a change in such representative, notification thereof shall also be filed in the prescribed form.

(Representative of jointly owned shares)

     Article 20. In the case where shareholders or beneficial shareholders jointly own shares, a representative shall be appointed and notification thereof in the prescribed form, bearing the names and the seal impression of all joint owners, shall be filed. The same shall apply in the case of a change of such representative.

(Change, etc. of surname, given name, company name)

     Article 21. In the case of any alteration of indications in the register of shareholders or the register of beneficial shareholders or on share certificates due to any of the following causes, notification in the prescribed form shall be filed, together with the share certificates concerned and a document evidencing such cause; provided, however, that no submission of share certificates shall be required if the share certificates have not been issued or in the case of any alteration of indications in the register of beneficial shareholders:

(1)	Change in surname or given name,

(2)	Appointment, change or removal of a legal representative,

(3)	Change in trade name or corporate name, and

(4)	Corporate reorganization.

(Method of notification by beneficial shareholders)

     Article 22. In the case where a beneficial shareholder or his legal representative files notification pursuant to this Chapter, the notification shall be filed through a member of the Center. Notwithstanding the foregoing, in the case of only a change of the registered seal, filing notification thereof through a member of the Center shall not be required.

(Application to shareholders of fractional shares)

     Article 23. The provisions of Articles 16 through 21 hereof shall also apply to holders of fractional shares registered on the register of holders of fractional shares.

Chapter VII. Reissuance of Share Certificates

(Reissuance due to division or consolidation)

     Article 24. In the case of a request for the issuance of new share certificates due to division or consolidation of share certificates, the application in the prescribed form shall be submitted together with the share certificates.

(Reissuance due to disfigurement or mutilation)

     Article 25. In the case of a request for the reissuance of share certificates due to disfigurement or mutilation of share certificates, the application in the prescribed form shall be submitted together with the share certificates concerned; provided, however, that if disfigurement or mutilation is to such an extent that it is difficult to ascertain the genuineness of the share certificates, the provisions of Chapter 8 shall be applicable.

Chapter VIII. Reissuance of Share Certificates due to a Loss

(Application for registration of a loss of share certificate)

     Article 26. In the case of an application for the registration of a loss of share certificates, an application in the prescribed form shall be submitted together with the documents evidencing such loss.

     2.     In the case of an application for the registration of a loss of share certificates by a person who is not registered on the register of shareholders or is not a registered pledgee, such person shall submit in addition to the documents set forth in paragraph 1 of this Article, documents evidencing the fact that the lost share certificate had been possessed by such person together with identification documents.

(Cancellation of registration of a loss of share certificate)

     Article 27. In the case of the discovery by a registrant of share certificates registered as lost, an application in the prescribed form for the cancellation of the registration of the loss of share certificates shall be submitted.

(Application for objection to registration of a loss of share certificates)

     Article 28. In the case of an application for an objection to a registration of a loss of share certificates, the application in the prescribed form shall be submitted together with the share certificates.

     2.     In the case of a person objecting to the registration of the loss of share certificates is not registered on the register of shareholders or is not a registered pledgee, such person shall submit identification documents in addition to the documents set forth in paragraph 1 of this Article.

(Request for the reissuance of share certificates)

     Article 29. In the case of a request for the reissuance of lapsed share certificates by a registrant of a loss of share certificates, a request shall be submitted in the prescribed form.

(Amendment of entries in the register of lost share certificates)

     Article 30. In case a registrant of a loss of share certificates wishes to change the address, name or other entries in the register of lost share certificates, notifications shall be filed under the provisions of Articles 16 to 21 hereof.

Chapter IX. Purchase of Fractional Shares

(Request for purchase of fractional shares)

     Article 31. In the case of a request by a holder of fractional shares for the Company to purchase fractional shares from such holder, a written request therefor shall be submitted in the prescribed form.

(Determination of purchase price)

     Article 32. The purchase price of any fractional shares purchased by the Company shall be the amount derived by multiplying the amount equivalent to the per share closing price on the Tokyo Stock Exchange on the day on which the request arrives at the Transfer Agent’s (as defined in Article 2 hereof) place of business or transmitting office by the ratio of the fractional shares to one share; provided, however, that if there is no sale and purchase transaction on the Tokyo Stock Exchange on such day, the purchase price shall be determined with reference to the per share price established by the first sale and purchase transaction thereafter occurring on the Tokyo Stock Exchange.

     2.     In the case of a purchase request that is sent by mail, the day the mailed request arrives at the Transfer Agent’s place of business or transmitting offices shall be deemed to be the date of the request; provided however, that in the case such mailed request arrives at the Transfer Agent’s place of business or transmitting offices after the close of business, such request will be deemed to have been made on the next business day.

(Payment of purchase price)

     Article 33. The purchase price calculated in accordance with the provisions of Article 32 hereof shall be paid within six (6) business days after the day following the day on which the purchase price was determined, after deducting an amount equivalent to the fees set forth in Article 35 hereof and the consumption tax due thereon.

     2.     In the case of paragraph 1 of this Article, when the purchase price is a price with rights that reflects rights to receive dividends, new shares pursuant to a stock split and new stock subscription or other rights, the repurchase price shall be paid on or before the record date or the allocation date.

     3.     The applicant may request that the purchase price be paid by transfer to a bank account designated by it or by postal money order. In such case, the payment of the purchase price shall be deemed to be completed at the time when the bank transfer instructions are issued or the time when the postal money order is sent out.

(Transfer of bought-back fractional shares)

     Article 34. Fractional shares for which a request for purchase is made shall be transferred upon completion of the payment procedures set forth in Article 33 hereof.

Chapter X. Purchase of Fractional Shares by Shareholders

(Request for the purchase of fractional shares by shareholders)

     Article 35. In the case of a request by a shareholder to purchase fractional shares, the request shall be submitted in the prescribed form and accompanied by the payment of estimated purchase price for fractional shares as set forth in Article 36 hereof.

(Estimated purchase price for fractional shares)

     Article 36. The estimated purchase price of fractional shares to be purchased by a shareholder shall be the amount derived by multiplying an amount equivalent to the per share closing price on the Tokyo Stock Exchange on the last business day preceding the day on which the request arrives at the Transfer Agent’s place of business or transmitting offices by the ratio of the fractional shares to one share, and multiplying the amount derived therefrom by 1.3; provided, however, that if there is no sale and purchase transaction on the Tokyo Stock Exchange on such day, the purchase price shall be determined with reference to the per share price established by the first sale and purchase transaction thereafter occurring on the Tokyo Stock Exchange. Amounts of less than ¥1,000 derived as a result of the above calculation shall be rounded up.

(Determination of fractional share purchase price)

     Article 37. The purchase price of fractional shares to be purchased by a shareholder shall be the amount derived by multiplying an amount equivalent to the per share closing price on the Tokyo Stock Exchange on the day on which the request and the payment of estimated purchase price arrive at the Transfer Agent’s place of business or transmitting office by the ratio of the fractional shares to one share; provided, however, that if there is no sale and purchase transaction on the Tokyo Stock Exchange on such day, the purchase price shall be determined with reference to the per share price established by the first sale and purchase transaction thereafter occurring on the Tokyo Stock Exchange.

(Receipt of proceeds of sale)

     Article 38. Of the payment of estimated purchase price for fractional shares, the Company shall receive the total of the fractional share purchase price and the fees set forth in Article 45 hereunder and the consumption tax due thereon (“Proceeds of Sale”) within six (6) business days from the day following the determination of the fractional share purchase price; or, in the case of Article 41, paragraph 1, from the day following the provision of the shortage amount.

     2.     In the event of paragraph 1 of this Article, if the purchase price is a price that reflects the right to receive dividends, new shares pursuant to a stock split and new stock subscription or other rights, the Proceeds of Sales shall be received by the Company by the record date or the allocation date.

(Transfer of title of acquired fractional shares)

     Article 39. The company shall transfer title to the acquired fractional shares to the purchaser on the date of receipt of the Proceeds of Sale under Article 38 hereof.

(Settlement of estimated purchase price)

     Article 40. The Company shall return without delay after the transfer of title set forth in Article 39 hereof the amount remaining after the deduction of the Proceeds of Sale from the estimated purchase price to the purchaser.

     2.     Interest shall not accrue on the estimated purchase price.

(Treatment of insufficient estimated purchase price)

     Article 41. In the event the estimated purchase price is less than the Proceeds of Sale, the Company shall demand payment of the shortage from the requesting shareholder.

     2.     In the event that the shortage is not paid within five (5) business days from the day after the demand therefor, the purchase request shall be deemed to be cancelled.

     3.     In the event of paragraph 2 of this Article, the Company shall return the estimated purchase price to the requesting shareholder without delay.

(Delivery of share certificate)

     Article 42. The Company shall issue the share certificate for the share that has become a full unit as a result of the request to purchase fractional shares without delay and deliver it to the registered address of the purchaser.

(Suspension of acceptance of requests to purchase fractional shares)

     Article 43. The Company shall suspend acceptance of purchase requests for the periods commencing twelve (12) business days preceding March 31 of each year and ending on March 31 and commencing twelve (12) business days preceding September 30 of each year and ending on September 30.

     2.     In addition to the periods set forth in paragraph 1 of this Article, the Company may suspend acceptance of purchase requests in the event the Company does not possess treasury stock (excluding such stock held for a specific purpose) or when the Company deems it necessary.

(Special exceptions for receipt of purchase requests by mail)

     Article 44. In the event that a purchase request is made by mail, the shareholder who makes such request shall transfer the estimated purchase price to a bank account or a postal account designated by the Company.

     2.     In the case of paragraph 1 of this Article, for the purposes of determining the purchase price, the relevant date as set forth in Article 37 hereof shall be the date of the arrival of the purchase request and the payment of estimated purchase price at the Transfer Agent’s place of business; provided, however that should the date of the arrival of the purchase request and the receipt of the payment of estimated purchase price differ, the later of those two dates shall apply.

     3.     The provisions of Article 41 hereof shall apply in the event that the amount transferred as the payment of the estimated purchase price is less than the amount of the Proceeds of Sale.

Chapter XI. Fees

(Fees)

     Article 45. The fees relating to the handling of shares and fractional shares shall be as set forth below. The consumption tax accruing thereon shall be collected separately:

     1.     In the case of the registration of a loss of share certificates under Article 26;

Per registration of a loss:	¥3,000
Per share certificate following registration of a loss:	¥360

     In the case of an application for the cancellation of the registration of the loss of share certificates, the fee collected in connection with the registration of such loss shall not be returned.

     2.     In the case of the purchase of fractional shares by the Company under the provisions of Article 31 hereof or the purchase of fractional shares by a shareholder under the provisions of Article 35 hereof, an amount obtained by multiplying (A) times (B) below:

(A)	Of the per share price used to determine the purchase price of such fractional shares under Article 32 hereof or the purchase price of such fractional shares under Article 37 hereof, the aggregate of the amounts as calculated in accordance with the rates set forth below:

The first 1,000,000 yen	1.150%
More than 1,000,000 yen to 5,000,000 yen (inclusive)	0.900%
More than 5,000,000 yen to 10,000,000 yen (inclusive)	0.700%
More than 10,000,000 yen to 30,000,000 yen (inclusive)	0.575%
More than 30,000,000 yen to 50,000,000 yen (inclusive)	0.375%
(If there is any fraction of 1 yen, it shall be disregarded.)

Provided, however, that if the amount so obtained is less than 2,500 yen, such amount shall be 2,500 yen;

(B)	The ratio of such fractional shares to one share.

     3.     In other cases:

Free of charge.

Supplementary Provisions

     Any amendment or repeal of these Regulations shall be by resolution of the Board of Directors.

These Regulations came into effect as of April 2, 2002.
These Regulations were amended, effective April 1, 2003.
These Regulations were amended, effective May 6, 2003.
These Regulations were amended, effective June 27, 2003.

- - -